FOR IMMEDIATE RELEASE:   Wednesday, November 7, 2001

CONTACT:    Gregory L. Wilson
            Chairman and President
            Bradley T Nielson
            Chief Financial Officer
            MITY Enterprises, Inc.
            801-224-0589


                  MITY ENTERPRISES, INC. ANNOUNCES RESULTS
                          FOR SECOND FISCAL QUARTER

OREM, UTAH -- Gregory L. Wilson, president and chief executive officer of MITY Enterprises, Inc. (NASDAQ: MITY), today announced operating results for the second quarter ended September 30, 2001.

Net sales for the second quarter totaled $10.1 million, down 6% from $10.8 million a year ago. Net income from continuing operations for the quarter was level with last year's quarter at $1.1 million. Basic and diluted earnings per share from continuing operations for the recent quarter were $0.21. That compares with basic and diluted earnings per share from continuing operations for the previous year's quarter of $0.22 and $0.21, respectively.

For the six-month period ended September 30, 2001, net sales totaled $21.2 million, compared to $21.7 million a year ago. Net income from continuing operations for the six-month period remained flat at $2.4 million. Basic and diluted earnings per share from continuing operations for the recent quarter were also on par with the previous year at $0.46 and $0.45, respectively.

"Although the economy has had some impact on MITY Enterprises, this quarter was a productive one," noted Wilson. "During the quarter, we introduced the new MityBrite Table Series, announced a stock repurchase plan, and sold the JG and Domore seating lines. We believe that all of these events will have a positive impact on the future of the company."

"Even though our sales growth has slowed, we continue to outpace the industry," noted Bradley T Nielson, chief financial officer and chief operating officer of MITY Enterprises. "Year-to-date, the institutional furniture industry as a whole has declined 16 percent while MITY's sales are off less than 3 percent. And, unlike most other companies in the industry, our profitability remains near historical levels."

The Company will host a follow-up live broadcast over the Internet to discuss the financial results at 4:30 PM (ET) today. The live web simulcast of the conference call will be available to the public online at www.mityinc.com or on StreetEvent's Individual Investor Center at www.streetevents.com.
Listeners are encouraged to log on five to ten minutes prior to the start time to ensure participation from the beginning. To listen to the broadcast, you must have Windows Media Player. If you do not have Windows Media Player or would like the most current version, go to http://windowsmedia.com prior to the call, where you can download Windows Media Player. A replay of the broadcast will be available within approximately one hour for a week following the call at the referenced websites.

Founded in 1987, MITY Enterprises, Inc. designs, manufactures and markets innovative institutional furniture created to meet the efficiency needs of its customers. The Company focuses on providing premium quality institutional furniture products to niche markets. The product lines consist of multipurpose room furniture, healthcare seating, call center furniture and office systems. The Company's products are marketed under the Mity-Lite, Broda, CenterCore and DO3 tradenames. Headquartered in Utah, MITY Enterprises serves national and international customers directly and through
distributors.    For further information, visit MITY Enterprises online at
www.mitylite.com.

This press release contains forward-looking statements related to (a) the belief that the introduction of the new MityBrite Table Series, the announced stock repurchase plan, and the sale of the JG and Domore seating lines will positively affect the future performance of the company, (b) the anticipation that the company's performance will continue to outpace the performance of other companies in the industry, and (c) the anticipation that company profits will remain near historic levels. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) continued global economic uncertainty resulting from current world tensions and U.S. military actions and its potential impact on the company's operations; (ii) the continued general down turn in the furniture industry and its potential impact on the company's operations; (iii) uncertainty about market acceptance of the recently introduced MityBrite
Table Series; (iv) the ability of MITY Enterprises to fund its stock repurchase program and uncertainty about stock repurchase effects on company performance; (v) uncertainty about the effects of the sale of the JG and Domore seating lines on company performance; and (vi) the risks and uncertainties outlined in MITY Enterprises's documents filed with the Securities and Exchange Commission which may cause any or all of the foregoing forward-looking statements to not be realized. All forward-looking statements and other information in this press release are based upon information available as of the date of this release. Such information may change or become invalid after the date of this release, and by making these forward-looking statements, MITY Enterprises undertakes no obligation to update these statements after the date of this release.



                            MITY ENTERPRISES, INC.
                        UNAUDITED FINANCIAL HIGHLIGHTS

                                                     Three Months Ended
                                                        September 30,
                                                    2001            2000
                                                -----------     -----------
Net sales                                       $10,132,000     $10,815,000
Income from operations                            1,635,000       1,800,000
Net income from continuing operations             1,087,000       1,106,000
Net income (loss)                                 1,087,000        (118,000)
Basic earnings per share from continuing
  operations                                          $0.21           $0.22
Basic earnings (loss) per share                       $0.21          ($0.02)
Weighted average number of common shares basic    5,104,282       5,074,039
Diluted earnings per share from continuing
  operations                                          $0.21           $0.21
Diluted earnings (loss) per share                     $0.21          ($0.02)
Weighted average common and common equivalent
  shares-diluted                                  5,221,120       5,213,106


                                                      Six Months Ended
                                                        September 30,
                                                    2001            2000
                                                -----------     -----------
Net sales                                       $21,182,000     $21,746,000
Income from operations                            3,651,000       3,796,000
Net income from continuing operations             2,362,000       2,355,000
Net income (loss)                                (1,165,000)        313,000
Basic earnings per share from continuing
  operations                                          $0.46           $0.46
Basic earnings (loss) per share                      ($0.23)          $0.06
Weighted average number of common shares basic    5,106,560       5,072,103
Diluted earnings per share from continuing
  operations                                          $0.45           $0.45
Diluted earnings (loss) per share                    ($0.22)          $0.06
Weighted average common and common equivalent
  shares-diluted                                  5,224,747       5,252,452

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